CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in Post-Effective Amendment No. 18 to the Registration Statement of Franklin Managed Trust on Form N-1A File Nos. 33-9994 and 811-4894 of our report dated November 5, 1998 on the financial statements and financial highlights of Franklin Managed Trust which report is included in the Annual Report to Shareholders for the year ended September 30, 1998 which is incorporated by reference in the Registration Statement.



                                        /s/Tait, Weller & Baker
                                           TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
November 19, 1998